Exhibit 99.2

MODIFICATION

OF

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

In exchange for the payment by MMA Capital, LLC (“MMA”) to Dynamic Leisure Corporation (“Dynamic”) of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), MMA and Dynamic hereby agree to modify the Warrant to Purchase Shares of Common Stock dated January 13, 2006 between MMA and Dynamic (f/k/a DynEco Corporation) in the original warrant amount of Two Million Shares (the “Warrant Agreement”), as follows:

1.          The Warrant Agreement now permits MMA to purchase principal amount of the Note is now TWO MILLION TWO HUNDRED FIFTY THOUSAND (2,250,000) shares of Dynamic common stock.

2.          The Date of Grant for the additional 250,000 warrant shares shall be September 20, 2006, and the exercise deadline for the additional warrants shall be extended accordingly.

3.          Dynamic agrees to include the additional warrant shares in an amendment to the registration statement filed on Form SB-2 on May 12, 2006.

4.          This Modification agreement has been authorized by Dynamic’s Board of Directors.

Dated this 20th day of September, 2006.

Dynamic Leisure Corporation

By:	/s/ Daniel G. Brandano
Daniel G. Brandano, President

MMA Capital, LLC

By:	/s/ Gary Armitage
Gary Armitage, Managing Member